Exhibit 10.2

Notice of Grant of Nonqualified Stock Options and Stock Option Agreement	EnPro Industries, Inc. ID: 01-0583945
Marvin A. Riley
c/o EnPro Industries, Inc.	Option Number:	XXXXXX
5605 Carnegie Blvd.	Plan:	2002
Charlotte, NC United States 282094674	ID:	XXXXXX

Effective July 25, 2019, you have been granted Stock Options to buy 36,413 shares of EnPro Industries, Inc. (the “Company”) common stock at $66.31 per share (as may be adjusted in accordance with the terms hereof, the “Option Price”). These Stock Options are NOT intended to be Incentive Stock Options under the Company’s 2002 Equity Compensation Plan (2016 Amendment and Restatement) (as may be further amended from time to time, the “Plan”). The aggregate option price of the shares purchasable under these Stock Options is $2,414,546.03.

The Stock Options will become vested and exercisable to purchase the amount of shares set forth below on the Vesting Dates set forth below, subject to the provisions of the Plan and the accompanying Stock Option Agreement (the “Agreement”), unless they are vested or forfeited earlier as described herein or in the Agreement, and subject to your continuous employment with the Company or any of its subsidiaries through the applicable Vesting Date. Except as otherwise provided in the Agreement, if you no longer serve as an employee of the Company (including its subsidiaries) for any reason, you will forfeit any unvested Stock Options on the date of such termination of your service.

Shares	Vesting Date
12,137	July 25, 2022
12,138	July 25, 2023
12,138	July 25, 2024

By your signature and the Company’s signature below, you and the Company agree that these Stock Options are granted under and governed by the terms and conditions of the Plan and the Agreement, all of which are attached and made a part of this document.

EnPro Industries, Inc.

By:	/s/ Robert S. McLean	July 26, 2019
	Authorized Officer	Date

/s/ Marvin A. Riley		July 26, 2019
Marvin A. Riley		Date

July 25, 2019

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT AND THE RELATED NOTICES OF GRANT CONSTITUTE PART OF THE PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.

Section 1. The EnPro Industries, Inc. 2002 Equity Compensation Plan (2016 Amendment and Restatement) (hereinafter called the “Plan”) was most recently approved by the shareholders of EnPro Industries, Inc. (the “Company”) on May 4, 2016.

The Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) has granted to you, as of July 25, 2019 (the “Grant Date”), options to purchase shares of common stock of the Company at a price of $66.31 per share, upon the terms and conditions set forth in this agreement and the Plan. This Option Price represents the fair market value of the stock on the Grant Date.

The type(s) of option granted to you, the dates on which the options granted to you become exercisable, and the number of shares of common stock which become purchasable on each of those dates under each type of option are set forth in the attached Notices of Grant dated this date.

Once exercisable, all options granted hereunder shall, subject to the terms and conditions of this agreement, remain exercisable through July 25, 2029 (the “Expiration Date”).

This grant and exercise of this option is subject to the condition that this option, together with any other options granted on the Grant Date, will conform with any applicable provisions of any State or Federal law or regulation in force either at the time of grant of the option or the exercise thereof. The Compensation Committee and the Board of Directors reserve the right pursuant to the condition mentioned in this paragraph to terminate all or a portion of this option if in the opinion of said Committee and Board, with the advice of counsel of the Company, this option or the exercise thereof, together with any other options granted as of the Grant Date, does not conform with any such applicable State or Federal law or regulation. Your ability to exercise your options and receive the benefits of such exercise are further contingent upon your agreement that you will remit to the Company any taxes that the Company is required by law to collect from you. The Company reserves the right to deduct from the total number of shares purchased by you pursuant to the exercise of the options the number of shares the fair market value of which equals any tax withholding obligation, which it has upon your exercise of the option. The Company also reserves the right to require that any such taxes be remitted to the Company from the proceeds of the sale of any stock acquired by you through exercise of the option by any stockbroker effecting such sale.

Section 2. The option hereby granted may be exercised prior to the Expiration Date as to all or any of the shares then purchasable in accordance with the Notice of Grant by payment in full therefor, at the corporate offices of the Company, either in (a) cash (including checks, bank draft or money order) or (b) by delivering common stock of the Company previously owned of record by you, or a combination of common stock of the Company owned of record by you and cash. The fair market value of the common stock so delivered shall be the closing price of the common stock on the New York Stock Exchange‑Composite Transactions listing on the day preceding the exercise date. The utilization of common stock for all or part of the option price shall be subject to rules and conditions issued by the Board of Directors or the Compensation Committee including but not limited to common stock holding period requirements relating to pyramiding rules, regulations, principles and practices of the Internal Revenue Service, the Securities and Exchange

Commission and the accounting profession. Upon receipt of such payment and payment of any required withholding taxes, the Company will issue, sell and deliver fully paid and nonassessable shares of common stock, having a par value of $0.01 per share, of the Company in the amount for which payment is so made. As soon as practicable after such payment, delivery of the shares can be made either by a certificate or certificates representing the shares of stock so purchased or by DWAC, if so requested.

Section 3. [Intentionally omitted]

Section 4. The option hereby granted is personal to you and is not assignable except as otherwise provided herein or in Section 7. Any non-incentive stock options may be transferred by gift, without any consideration, to immediate family members, or to a trust the sole beneficiaries of which are immediate family members or to a partnership including only immediate family members. For purposes of this agreement, “immediate family members” include your spouse, children and grandchildren. The immediate family members may make no further transfer of this option.

Section 5. If your employment with the Company or a subsidiary company terminates prior to the Expiration Date, by reason of retirement at the Normal Retirement Date or later, as defined in the Company’s Salaried Retirement Plan (or as defined in a subsidiary company’s salaried pension plan in the event your benefits are received solely from the subsidiary’s plan), in effect at the time of your retirement, your privilege to purchase shares may be exercised by you at any time but in no event later than the Expiration Date, and thereafter shall terminate.

Section 6. If your employment with the Company or a subsidiary company terminates prior to the Expiration Date by reason of permanent and total disability, determined on the basis of medical evidence satisfactory to the Company, your privilege to purchase shares may be exercised by you at any time within three years of disability, but in no event later than the Expiration Date, and thereafter shall terminate.

Section 7. If you should die prior to the Expiration Date, your privilege to purchase shares may be exercised by your executors or administrators at any time within twelve (12) months of the date of your death, but in no event later than the Expiration Date, and thereafter shall terminate.

Section 8. Except as otherwise provided in Section 10 hereof, if your employment with the Company (including its subsidiaries) terminates for any reason other than death, retirement or permanent and total disability referred to in Sections 5, 6 and 7, your privilege to purchase vested shares may be exercised by you at any time within ninety (90) days of the termination of your employment, but in no event later than the Expiration Date, and thereafter shall terminate. This agreement is not intended to place upon you any obligation to continue, nor to place upon the Company any obligation to continue you, in the employment of the Company or any of its subsidiaries and notwithstanding that some or all of the shares to which your option relates shall not yet have become vested in accordance with the terms of this agreement, you and the Company shall be free to terminate your employment as if this agreement had never been made.

Section 9. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of common stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin‑off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, the Compensation Committee or the Board of Directors may make such substitution or adjustments in the number, kind and option price of shares subject to this option and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to this option shall always be a whole number.

Section 10. (a) To the extent the options are assumed, converted or replaced by the resulting entity in a Change in Control (as defined in the Plan), if within two years after the date of the Change in Control you have a termination of employment either (A) by the Company other than for “Cause” or (B) by you for “Good Reason” (each as defined in paragraph (d) below), then the options shall become immediately exercisable in full and shall remain exercisable by you for no less than the shorter of (i) two years after the Change in Control date or (ii) the remainder of the full term of this option.

(b) To the extent the options are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, the options shall become immediately exercisable in full and shall remain exercisable by you for no less than the shorter of (i) two years after the Change in Control date or (ii) the remainder of the full term of this option.

(c) In the event that the Change in Control is to result in the cancellation of the outstanding shares of the Company’s common stock with the holders of the Company’s common stock receiving the right to receive cash or other consideration, notwithstanding Sections 10(a) and (b), the Compensation Committee (as constituted immediately prior to the Change in Control) may, in its discretion, (i) determine that all then-outstanding options covered by this agreement (whether then exercisable or unexercisable) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (A) the product of the Change in Control Price multiplied by the aggregate number of all shares covered by this option agreement immediately prior to the Change in Control less any shares previously purchased upon any exercise of options under this agreement over (B) the Option Price multiplied by the number of such shares, with such payment to be paid as soon as reasonably practicable upon the Change in Control but in no event at any time as results in adverse tax consequences to you under Section 409A of the Internal Revenue Code, or (ii) terminate any outstanding options covered by this option agreement upon the occurrence of the Change in Control if either (A) the Company provides you with reasonable advance notice to exercise all outstanding and unexercised options prior to the occurrence of the Change in Control or (B) the Compensation Committee reasonably determines that the Change in Control Price is equal to or less than the Option Price.

(d) For purposes of this Section 10, the following terms shall have the following meanings:

(i) “Cause” shall be defined as that term is defined in your offer letter or other applicable employment or management continuity agreement; or, if there is no such definition, “Cause” means your termination of employment with the Company due to (A) the willful and continued failure by you to substantially perform your duties with the Company, which failure causes material and demonstrable injury to the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by the Company which specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and after you have been given a period (hereinafter known as the “Cure Period”) of at least thirty (30) days to correct your performance, (B) the willful engaging by you in other gross misconduct materially and demonstrably injurious to the Company, (C) conviction of a felony or a misdemeanor involving moral turpitude, (D) your willful receipt of an improper personal benefit that demonstrably injures the Company, and (E) your willful and material violation of the Company’s written policies after being provided written notice of such violation and a Cure Period of at least thirty (30) days. For purposes hereof, no act, or failure to act, on your part shall be considered “willful” unless conclusively demonstrated to have been done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Company.

(ii) “Good Reason” shall be defined as that term is defined in your offer letter or other applicable employment or management continuity agreement; or, if there is no such definition, “Good Reason” means, provided that you have complied with the Good Reason Process, the occurrence of any of the following events without your consent: (A) a material diminution in your responsibility, authority or duty; (B) a material diminution in your base salary except for across-the-board salary reductions based on the Company and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries; or (C) the relocation of the office at which you were principally employed immediately prior to a Change in Control to a location more than fifty (50) miles from the location of such office, or your being required to be based anywhere other than such office, except to the extent you were not previously assigned to a principal location and except for required travel on your employer’s business to an extent substantially consistent with your business travel obligations at the time of the Change in Control.

(iii) “Good Reason Process” means that (A) you reasonably determine in good faith that a Good Reason condition has occurred; (B) you notify the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of such occurrence; (C) you cooperate in good faith with the Company and its subsidiaries’ efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and (E) you terminate your employment for Good Reason within sixty (60) days after the end of the Cure Period. If the Company or its subsidiaries cures the Good Reason condition during the Cure Period, and you terminate your employment with the Company and its subsidiaries due to such condition (notwithstanding its cure), then you will not be deemed to have terminated your employment for Good Reason.

(iv) “Change in Control Price” means the per share price to be paid to the holders of the Company’s common stock in the transaction constituting the Change in Control determined on a fully diluted basis, as determined in good faith by the Compensation Committee as constituted immediately before the Change in Control, if any part of the consideration is payable other than in cash.

Section 11. You are not entitled by virtue of your acceptance of this option agreement to any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

Section 12. All notices hereunder to the Company shall be delivered personally or mailed to its corporate offices, attention: Secretary, 5605 Carnegie Blvd., Suite 500, Charlotte, North Carolina 28209 and all notices hereunder to you shall be delivered personally or mailed to you at your address noted above. Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Company or to you, as the case may be.

Section 13. The Notice of Grant, this option agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan as approved by the Board of Directors and shareholders, which are controlling. All decisions or interpretations of the Board of Directors and of the Compensation Committee referred to herein shall be binding and conclusive upon you or upon your executors or administrators upon any question arising hereunder or under the Plan.

The Notice of Grant, when accepted by you, together with this option agreement, will constitute an agreement between us as of the date first above written, which shall bind and inure to the benefit of our respective executors, administrators, successors and assigns.

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